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                                                            EXHIBIT 10.26



                            LOAN AGREEMENT
                            --------------

                     Dated as of January 20, 1998

                             by and among

               EQUITY UNDERWRITING GROUP, INC. ("EUGI")
               EQUITY INSURANCE MANAGERS, INC. ("EIMI")
          21ST CENTURY CLAIM SERVICE, INC. ("21st Century")

                    (collectively the "Borrowers")

                                 and

                JOHN ROBERT OWENS and D. RICHARD MEYER

                   (collectively the "Guarantors")

                                 and

                        BANK ONE, KENTUCKY, NA

                            LOAN AGREEMENT
                            --------------

     THIS LOAN AGREEMENT (the "Agreement") dated as of January 20, 1998 between EQUITY UNDERWRITING GROUP, INC., EQUITY INSURANCE MANAGERS, INC. and 21ST CENTURY CLAIM SERVICE, INC. (referred to herein as the "Borrowers"); JOHN ROBERT OWENS and D. RICHARD MEYER, individuals (referred to herein as the "Guarantors or individually as a "Guarantor") and BANK ONE, KENTUCKY, NA, a national banking association, 416 West Jefferson Street, Louisville, Kentucky 40202 (referred to herein as the "Bank").

                           R E C I T A L S:

     1. The Borrowers have applied to the Bank for a Term Loan as defined herein in the amount of $1,250,000.00, which shall be secured by assets of the Borrowers and guaranteed by the Guarantors.

     2. EIMI borrowed from the Bank the sum of $400,000.00, as evidenced by a Revolving Credit Note dated December 30, 1997, which is secured by assets of EIMI and guaranteed by the Guarantors.

     3.      EIMI has guaranteed the loan from the Bank to 21st
Century, which loan is evidenced by a Term Note dated December 30, 1997, in the amount of $200,000.00, pursuant to a Guaranty dated December 30, 1997.

     4. One of the conditions to the Bank making the loans as described herein is that the Borrowers and the Guarantors must enter into this Agreement setting forth the terms and conditions of the Loans.

     NOW, THEREFORE, in consideration of their mutual covenants, the financial accommodations extended to the Borrowers and the Guarantors herein and for other good and valuable consideration, the

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receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree to and affirm the foregoing recitals and further agree as follows:

                              ARTICLE I
                              ---------
                             DEFINITIONS
                             -----------

Section 1.01 Defined Terms

     As used in this Agreement the following terms have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

     "Advance" means any disbursement of funds to the Borrowers under the Notes.

     "Agreement" means this Loan Agreement, as amended, supplemented or modified from time to time.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Lexington, Kentucky, are authorized or required to close under the laws of the Commonwealth of Kentucky or of the United States.

     "Collateral" means all property which is subject to, becomes subject to, or is to be subject to the Liens granted by the Security Agreements or which otherwise becomes security for the Loan as described in Section 2.06.

     "Corporate Guaranty" means the guaranty by EIMI of the obligations of 21st Century to the Bank dated December 30, 1997.

     "Debt" means any and all (i) indebtedness or liability for borrowed money, or for the deferred purchase price of property or services (excluding trade obligations incurred in the ordinary course of business); (ii) obligations under letters of credit issued for the account of any Person; (iii) guarantees, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss.

     "Debt Service Coverage Ratio" means the earnings before interest, expenses, taxes, depreciation and amortization divided by current maturities of long term debt.

     "Event of Default" means any of the events specified in Section 7.01, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "GAAP" means generally accepted accounting principles in the United States.

     "Guaranty" means each of the personal guaranties of the Notes executed by each of the Guarantors.

     "Interest Coverage Ratio" means the earnings before interest expenses and taxes divided by interest expense.

     "Lexington Office" means the office of the Bank at 201 East Main Street, Lexington, Kentucky 40507.


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     "Lien" means any pledge, security interest, hypothecation, conditional assignment, deposit arrangement, encumbrance, lien
(statutory or other), or other security agreement, or encumbrance of any kind or nature whatsoever (including, without limitation, any lien on unearned premiums and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

     "Loans" means the Revolving Credit Loan, the Term Loan and the 21st Century Loan.

     "Loan Documents" means this Agreement, the Notes, the Security Agreements, the UCC-1's, the Guaranties, and any additional documents required to be delivered by the Borrowers, the Guarantors, or any of them, under this Agreement, or otherwise evidencing, securing and/or relating to the Loan.

     "Notes" means the Revolving Credit Note, the Term Note and the 21st Century Note.

     "Obligations" means the obligations of the Borrowers, 21st Century and the Guarantors to the Bank under the Loan Documents.

     "Others" shall mean any Person as defined herein other than Bank or its affiliates.

     "Person" means any individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

     "Prime Rate" means a variable rate of interest announced from time to time by the Bank as its prime rate whether or not such rate is otherwise published, which rate may not be the Bank's lowest or best rate.

     "Revolving Credit Loan" or "Revolving Credit Note" shall have the meaning assigned to such terms in Section 2.01(a).

     "Security Agreements" mean the Security Agreements to be delivered by the Borrowers under the terms of this Agreement granting Bank a first priority security interest in all assets of the Borrowers; the Stock Pledge and Security Agreements to be delivered by the Guarantors to the Bank; and the Security Agreement dated December 30, 1997 from 21st Century to the Bank.

     "Term Loan" or "Term Note" shall have the same meaning assigned to such terms in Section 2.01(b).

     "21st Century Loan" or "21st Century Note" means the note from 21st Century to the Bank dated December 30, 1997, in the principal amount of $200,000.00 which was guaranteed by EIMI.

     "UCC-1's" means all filings under the Uniform Commercial Code as adopted in the various states in which filings may be made by Bank now or at any time in the future for purposes of perfecting any security interest granted by the Security Agreements.

Section 1.02 Accounting Terms

     All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with that applied in the preparation of the financial statements referred to in Section 5.08, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.



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                              ARTICLE II
                              ----------
                     AMOUNT AND TERMS OF THE LOAN
                     ----------------------------

Section 2.01 The Loans

             a.     Revolving Credit Loan.  The Bank has entered into the
                    ---------------------
Revolving Credit Loan as evidenced by the Revolving Credit Note dated December 30, 1997, in the amount of $400,000.00. Interest shall be at the Bank's Prime Rate which shall be payable monthly.

             b.     Term Loan.  The Term Loan from the Borrowers to the
                    ---------
Bank is evidenced by the Term Note in the amount of $1,250,000.00 and is dated January 20, 1998. The interest rate is the Bank's Prime Rate and is payable monthly for one (1) year at which time the Borrowers shall begin to pay monthly payments of principal and interest as provided therein.

             c.     21st Century Loan.  The Bank has loaned $200,000.00 to
                    -----------------
21st Century as evidenced by the Term Note dated December 30, 1997, in the amount of $200,000.00 with payments of principal and interest as provided therein.

Section 2.02 No Prepayment Premium

     The Borrowers may prepay the Notes, in whole or in part, at any time without incurring any premium or penalty. Any partial prepayment shall not change the amount or dates of payments due from the Borrowers under the Notes.

Section 2.03 Method of Payment

     Borrowers shall make each payment under this Agreement and under the Notes in lawful money of the United States, to the Bank at the Lexington Office, in immediately available funds. Whenever any payment to be made under this Agreement or under the Notes shall be stated to be due on a Saturday, Sunday or a public holiday or banking holiday, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest.

Section 2.04 Fees

             a.     Revolving Credit Loan.  The Borrowers shall pay this
                    ---------------------
fee in the amount of $2,640.00 at Closing.

             b.     Term Loan.  The Borrower shall pay a fee of
                    ---------
$12,500.00, of which $12,000.00 shall be paid at Closing and $500.00 paid on the anniversary date of the Loan.

             c.     21st Century Loan.  A fee of $1,320.00 shall be paid
                    -----------------
by 21st Century at Closing.

Section 2.05 Guaranty by Guarantors

             a.     Revolving Credit Loan.  The Guarantors have guaranteed
                    ---------------------
this Loan as evidenced by the Guaranties dated December 30, 1997.


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             b.     Term Loan.  The Guarantors have guaranteed this Loan
                    ---------
as evidenced by their Guaranties dated January 20, 1998.

             c.     21st Century Loan.  EIMI has guaranteed this Loan
                    -----------------
evidenced by its Guaranty dated December 30, 1997.

Section 2.06 Collateral

     The Borrowers and the Guarantors shall or have pledged (as the case may be) the following assets to the Bank to secure the Obligations to the Bank:

             a.     Blanket Liens on Assets of the Borrowers.  All of the
                    ----------------------------------------
Borrowers shall execute and deliver to the Bank Security Agreements and UCC-1 financing statements whereby each of the Borrowers pledge and grant to the Bank a valid and enforceable security interest in all of their assets as described in Exhibit "A" attached to each of the Security Agreements which shall be duly perfected upon the recording of the UCC-1 financing statements in the Fayette County Clerk's office.

             b.     Pledge of Stock by Owens and Meyer.  Owens and Meyer
                    ----------------------------------
shall each execute and deliver to the Bank their Stock Pledge and Security Agreements whereby each of them pledge and assign to the Bank all of their interest in their EUGI common stock as shown on Schedule "A" attached to each of the Stock Pledge and Security Agreements. All of said common stock shall be held in escrow by Vimont & Wills, PLLC, who shall act as Escrow Agent pursuant to the Intercreditor Agreement and Escrow Agreement dated January 20, 1998 (the "Escrow Agreement"). Further, the Escrow Agreement shall provide that the Escrow Agent shall hold the common stock owned by William W. Davis, Jr. ("Davis") and Hannah D. Emig ("Emig") in escrow pursuant to the terms of the Escrow Agreement and the Purchase and Sale Agreement dated January 20, 1998 (the "Purchase Agreement"). Upon payment by the purchasers under the Purchase Agreement to Davis and Emig on January 20, 1999, Davis, individually and as Trustee for Emig, shall subordinate thirty-nine (39) of their shares in favor of the Bank who shall then have a first and prior lien upon the shares owned by Owens and Meyer and also a first and prior lien on thirty-nine (39) of the shares owned by Davis and Emig. Further, upon payment of the balance due Davis and Emig under the Purchase Agreement, Davis, individually and as Trustee for Emig, shall release all of their interest in and to their remaining shares held by the Escrow Agent and shall further direct and authorize the Escrow Agent to release and transfer all of their shares to the Bank who shall then hold all of the then outstanding shares of EUGI as collateral.

                             ARTICLE III
                             -----------
                         CONDITIONS PRECEDENT
                         --------------------

Section 3.01 Conditions Precedent to the Term Loan

     The obligation of the Bank to make the Term Loan is subject to the condition precedent that the Bank shall have received and approved on or before the closing each of the following, in form and substance reasonably satisfactory to the Bank and its counsel:

             a.     Loan Documents.  The Loan Documents duly executed and
                    --------------
delivered by the Borrowers and the Guarantors.

             b.     Insurance.  Certificates of insurance coverage
                    ---------
satisfying all requirements as provided in Section 5.05.


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             c.     Lien Report.  A lien report from the Borrowers'
                    -----------
counsel acceptable to the Bank identifying all of the financing statements and other Liens on file with respect to the Borrowers, which report shall reflect no prior filings against any of the Collateral except for such Liens as are to be paid in full and released prior to or in connection with the Loans or those Liens which have previously been disclosed to and approved by the Bank.

             d.     Articles and By-Laws; Evidence of Existence and Good
                    ----------------------------------------------------
Standing of the Borrowers.  Certified copies of the Borrowers' Articles
-------------------------
and By-Laws, Certificate of Existence of the Borrowers issued by the Secretary of State of Kentucky and certificates of authority from each state in which qualification of the Borrowers is necessary or appropriate.

             e.     Evidence of all Corporate Action by the Borrowers.
                    -------------------------------------------------
Certified (as of the date of this Agreement) copies of all corporate action taken by the Borrowers, including resolutions of the Borrowers' Board of Directors, authorizing the execution, delivery, and performance of the Loan Documents. A certificate (dated as of the date of the closing) of the Secretary of each of the Borrowers certifying the names and true signatures of the officers of each of the Borrowers authorized to sign the Loan Documents to which it is a party and the other documents to be delivered by the Borrowers under this Agreement.

             f.     Delivery of Intercreditor and Escrow Agreement.
                    ----------------------------------------------
Executed copy of the Intercreditor and Escrow Agreement dated January
20, 1998.

             g.     Other Documents.  Such other approvals, opinions, or
                    ---------------
documents as the Bank may reasonably request.

Section 3.02 Authorized Representative

     The Borrowers do hereby authorize and empower John Robert Owens and D. Richard Meyer or either of them acting alone, or such other individuals who are designated in writing by the Borrowers, to request Advances, direct or authorize the Bank as to such account(s) or such parties into which or to whom Advances are to be made (including the accounts of or to such authorized representatives), sign such instruments or documents as may be required from or on behalf of the Borrowers in connection with any such Advances, and any Advances made by the Bank to, at the request of, or at the direction of either such authorized representative(s) shall be deemed to have been received by the Borrowers and used for the benefit of the Borrowers, evidenced by the Notes, and entitled to the benefit and security of the Loan Documents, irrespective of the ultimate use of such funds. Such designation shall remain in full force and effect and the Bank may rely thereon until written notice of any change in the individuals designated has been provided to Bank accompanied by resolutions of the Borrowers effecting any such change and a current incumbency certificate.

                              ARTICLE IV
                              ----------
                    REPRESENTATIONS AND WARRANTIES
                    ------------------------------

     Each Borrower and Guarantor (where applicable) represent and warrant to the Bank as of the date hereof, which representations and warranties shall be deemed remade by each Borrower and Guarantor (where applicable) as of the date of this Closing and thereafter, that:

                                - 6 -

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Section 4.01 Incorporation, Good Standing and Due Qualification of the
Borrowers

     Each Borrower is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Kentucky; has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged; and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required by law or under this Agreement.

Section 4.02 Corporate Power and Authority of the Borrowers

     The execution, delivery, and performance by the Borrowers of the Loan Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the stockholders of the Borrowers; (ii) contravene any provision of any of the Borrowers' Articles or By-Laws; (iii) violate any provision of any law, regulation, writ, judgment, injunction, decree or determination presently in effect having applicability to any of the Borrowers, other than the Liens to be granted in favor of Bank; (iv) result in a breach of or constitute a default under (whether with the giving of notice, passage of time, or both) any indenture or loan or credit agreement or any other agreement, lease, or instrument to which any Borrower is a party or by which it or its properties may be bound or affected; (v) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by any Borrower; or (vi) cause any Borrower to be in default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award or any such indenture, agreement, lease, or instrument.

Section 4.3  Legally Enforceable Agreement

     This Agreement is, and each of the other Loan Documents executed and/or delivered in connection with this Agreement are, legal, valid and binding obligations of each Borrower and Guarantor, as applicable, enforceable in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally.

Section 4.04 Other Agreements

     None of the Borrowers are a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction or partnership restriction, which could have a material adverse effect on the business, properties, assets, operations or conditions, financial or otherwise, of any Borrower or the ability of any Borrower to carry out its respective obligations under the Loan Documents to which it is a party. None of the Borrowers are in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party.

Section 4.05 Litigation

     There is no pending or threatened action or proceeding against or affecting any of the Borrowers or the Guarantors before any court, governmental agency or arbitrator, which may, in any one case or in the aggregate, materially and adversely affect the respective financial condition, operation, properties, or business of any of the Borrowers or the Guarantors or the ability of any of the Borrowers or the Guarantors to perform their respective obligations under the Loan Documents to which they are a party.

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Section 4.06 No Liens Upon Collateral

     There are no liens on any of the Collateral (other than which shall be released at Closing or have been previously disclosed to the
Bank) nor have either of the Borrowers previously assigned any of their rights to any of the Collateral.

Section 4.07 Operation of Business

     Except as may have been disclosed in writing to and approved by the Bank, all of the Borrowers have made application for or otherwise possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct their businesses substantially as now conducted and as presently proposed to be conducted, and none of the Borrowers are in violation of any of the foregoing or any valid rights of others with respect to any of the foregoing.

Section 4.08 Taxes and Reports

     All of the Borrowers have filed, in a timely fashion and will in the future file in a timely fashion, all tax returns or reports (federal, state and local) required to be filed and has paid, and will pay in the future, all taxes, assessments, fees and governmental charges and levies shown or required to be shown thereon to be due, including interest and penalties, and has paid, and will pay in the future, all real estate and personal property taxes, license fees and/or assessments due with respect to their assets.

Section 4.09 Accuracy of Information

     All factual information heretofore or contemporaneously furnished by each Borrower and Guarantor in writing to the Bank for purposes of, or in connection with, this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by them to the Bank will be, true and accurate in every material respect on the date as of which such information is certified and as of the date of execution and delivery of this Agreement by the Bank, and such information is not, or shall not be, as the case may be, incomplete or omit to state any material fact necessary to make such information not misleading.

Section 4.10 No Adverse Change

     No material adverse change has occurred in any of the Borrowers' businesses, or any of the Borrowers' or Guarantors' financial condition since the date of the most current financial statements provided by each Borrower and Guarantor to the Bank.

Section 4.11 Registered Agent

     The registered agent for EUGI and EIMI is Richard E. Vimont, who is located at 155 E. Main Street, Suite 300, Lexington, Kentucky 40507. The registered agent for 21st Century is Robert M. Beck, Jr., who is located at 2300 Lexington Financial Center, Lexington, Kentucky 40507. Each Borrower shall give written notice within thirty (30) days of any change in the name or location of its registered agent.

                              ARTICLE V
                              ---------
                        AFFIRMATIVE COVENANTS
                        ---------------------

     So long as any portion of the Notes shall remain unpaid or the Bank shall have any obligation under this Agreement, the Borrowers and the Guarantors (where applicable) each covenant as follows:



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Section 5.01 Maintenance of Existence

     Each Borrower will preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation, shall qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required, and shall not enter into any merger, consolidation or other arrangement whereby either Borrower, or a controlling interest in either Borrower, shall be acquired by any other Person unless, as a part thereof, the Loan is to be paid in full and this Agreement and the Loans shall be terminated.

Section 5.02 Maintenance of Records

     Each Borrower will keep adequate, consolidated records and books of account in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions.

Section 5.03 Maintenance of Properties

     Each Borrower will maintain, keep, and preserve all of its properties necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear and insured casualty damage or taking through the power of eminent domain excepted.

Section 5.04 Conduct of Business

     Each Borrower will continue to engage in an efficient and economical manner in a business of substantially the same general type as conducted by each of them on the date of this Agreement.

Section 5.05 Maintenance of Insurance

     Each Borrower will maintain insurance with financially sound and reputable insurance companies or associations, reasonably acceptable to the Bank, in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated. Specifically, each Borrower will maintain, with respect to each of their respective properties:

             a.     Casualty.  Insurance against loss or damage to all the
                    --------
improvements to the Premises by fire and any of the risks covered by insurance of the type now known as "fire and extended coverage".

             b.     Liability.  Comprehensive public liability insurance
                    ---------
on an "occurrence basis" against claims for "personal injury," including, without limitation, bodily injury, death or property damage occurring on the Borrowers' properties; such insurance to afford immediate minimum protection to a limit of not less than that reasonably required by the Bank with respect to personal injury or death to any one or more persons or damages to property.

     All policies of insurance shall be issued by companies and in amounts in each company reasonably satisfactory to the Bank. Each Borrower shall furnish the Bank with an original certificate of insurance and a copy of all policies of required insurance. Prior to the expiration of each such policy, each Borrower shall furnish the Bank with evidence satisfactory to Bank of the payment of premium and the reissuance of a policy continuing insurance in force as required by this Agreement. The Borrowers shall give the Bank notice of any cancellations or material amendments or alterations of said policies.


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Section 5.06 Compliance with Laws

     Each Borrower has at all times heretofore and will hereafter comply in all material respects with all applicable laws, rules, regulations and orders, including, without limitation, all applicable covenants and restrictions of record and all valid laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, certificates, franchises, permits, licenses, authorizations, directions and requirements, including, without limitation, the Americans With Disabilities Act and regulations thereunder and all laws, ordinances, rules and regulations of all federal, state, county, municipal and other governments, departments, commissions, boards, courts, authorities, officials and officers.

Section 5.07 Right of Inspection & Audit by Bank

     At any reasonable time and from time to time, each Borrower will permit the Bank or any agent or representative thereof to examine and make copies of and abstracts from the Borrower's records and books of account, and visit their properties and to discuss its affairs, finances, and accounts with any of their respective officers and their independent accountants. Without limiting the foregoing rights of the Bank, each Borrower agrees that without any prior notice to the Borrowers and not more frequently than two (2) times per calendar year, the Bank and its agents and employees may conduct an audit of each Borrower's records and books to determine each Borrower's compliance with this Agreement and the other Loan Documents.

Section 5.08 Reporting Requirements

     The Borrowers shall furnish to Bank:

             a.     Quarterly Reporting.  As soon as available and in any
                    -------------------
event within thirty (30) days after the end of each quarter, balance sheets as of the end of each quarter, statements of income and retained earnings as of the end of such quarter, and properly completed calculations necessary to test compliance with all of the financial covenants set forth herein, in form and content reasonably acceptable to the Bank, and all in reasonable detail, and all such financial statements shall be prepared in accordance with GAAP consistently applied and certified as correct by the Borrowers' chief financial officer. Provided, however, the Borrowers shall not be obligated to deliver the Borrowers' internally prepared balance sheet and income statement for the last quarter of Borrowers' fiscal year.

             b.     Annual Financial Statements.  As soon as available and
                    ---------------------------
in any event within one hundred twenty (120) days after the end of their fiscal year so long as any Obligations remain unpaid, a complete, unqualified, annual audit report of EIMI and 21st Century. The audited report shall consist of balance sheet, statement of profit and loss, application of funds, change in financial position and the like, prepared and certified by a firm of independent public accountants of recognized standing acceptable to the Bank. EUGI shall also provide an internally prepared annual financial statement which shall be on a consolidated basis. All of the foregoing shall be in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year and all such financial statements shall be prepared in accordance with GAAP consistently applied and certified as correct by each of the Borrowers' chief financial officer.

             c.     Notice of Litigation.  Promptly after the commencement
                    --------------------
thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting any of the Borrowers or Guarantors which, if determined adversely, could have a material, adverse effect on any of their financial conditions, properties, or operations.

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             d.     Notice of Defaults and Events of Default.  As soon as
                    ----------------------------------------
possible and in any event within ten (10) days after the occurrence of each Event of Default, a written notice setting forth the details of such Event of Default and the action which is proposed to be taken with respect thereto.

             e.     Tax Returns.  Copies of each of the  Borrowers'
                    -----------
federal and state income tax returns, and any amendments and extensions no later than the earlier of the date filed or one hundred twenty (120) days after the end of their fiscal year for so long as any portion of the Loans remains unpaid or the Bank has any obligations hereunder. In the event any Borrower files for an extension with the Internal Revenue Service, such Borrower shall provide to the Bank copies of the federal income tax return prior to the expiration of such extension period.

             f.     Guarantors' Financial Statements and Tax Returns.  On
                    ------------------------------------------------
or before April 30 of each year, or no later than October 30 if an extension is filed, copies of each Guarantor's federal and state income tax returns, amendments and schedules, and a financial statement of assets, liabilities and net worth for each Guarantor by January 31, of each year, in form and content reasonably acceptable to the Bank, and all in reasonable detail.

             g.     Fiscal Year Projections.  EIMI shall provide the Bank
                    -----------------------
with its fiscal year projections by January 31, of each year for so long as any portion of the Loans remains unpaid.

             h.     Compliance Certificates.  EIMI shall provide the Bank
                    -----------------------
with a Compliance Certificate in the same form as attached hereto as Exhibit "A" within thirty (30) days after the end of the first three calendar quarters of each year which are internally prepared and then provide a Covenant Compliance Certificate within thirty (30) days after the end of the fiscal year based on the audited consolidated financial statement.

             i.     General Information.  Such other information
                    -------------------
respecting the condition or operations, financial or otherwise, of any of the Borrowers or Guarantors, as the Bank may from time to time reasonably request.

Section 5.09 Financial Covenants to Be Maintained by EIMI

             a.     Net Worth.  EIMI shall maintain a net worth, as
                    ---------
defined by GAAP, of not less than $300,000.00 based on the 1997 year end audited financial reports, which shall increase annually by the greater of fifty percent (50%) of net income or $200,000.00 over the previous year end audit reports.

             b.     Interest Coverage Ratio.  EIMI shall not permit the
                    -----------------------
ratio of (i) its calendar quarterly earnings before interest expenses and taxes to (ii) calendar quarterly interest expenses to be less than
3.00 to 1.00, which shall be reported on a calendar quarterly basis.

             c.     Debt Service Coverage Ratio.  EIMI shall not permit
                    ---------------------------
the debt service ratio to be less than 1.5 to 1.0, which shall be reported on a calendar quarter basis.

Section 5.10 Employment Considerations, Assignment of Life Insurance,
Etc.

     The EIMI and EUGI shall maintain John Robert Owens as the
President and CEO of each of the Borrowers and he shall also remain the majority shareholder of each of them. The Borrowers agree that the total compensation for John Robert Owens for any one (1) year shall be no greater than $300,000.00. Further, the Borrowers shall provide key man life insurance on the life of John Robert Owens of which $500,000.00 of said insurance shall be assigned to the Bank as collateral. The Borrowers shall have four

(4) weeks from the date of Closing in which to complete the assignment of the key man life insurance policy to the Bank.

Section 5.11 Further Assurances

     The Borrowers and the Guarantors shall, upon request by the Bank, promptly cure any defects in the creation, issuance and delivery of the Notes and the execution and delivery of the other Loan Documents, including this Agreement. The Borrowers and the Guarantors, at their expense, promptly will execute and deliver to the Bank, upon request, all such other and further documents, agreements and instruments reasonably required to ensure compliance with or the accomplishment of the covenants and agreements of the Borrowers and the Guarantors in the Loan Documents, including this Agreement, or to evidence further and to describe more fully any Collateral or other property intended as security for the Loan or to correct any omissions in the Loan Documents, or to state more fully the obligations set out in this Agreement or in any of the other Loan Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Loan Documents, or to make any recordings, to file any notices or to obtain any consents, all as may be necessary or determined by the Bank in good faith to be reasonably appropriate in connection therewith.

Section 5.12 Taxes and Other Payment Obligations.

     The Borrowers shall pay and discharge, or cause to be paid and discharged, before any of them becomes in arrears:

             a. all taxes, assessments, governmental charges, levies, and claims for labor, materials or supplies which if unpaid might become a lien or charge upon any of Borrowers' property; and

             b. all of the Borrowers' other debts, obligations and liabilities as and when same become due.

     Provided, however, the Borrowers may refrain from paying any amount they would be required to pay pursuant to this section only if the validity or amount thereof is being contested in good faith by appropriate proceedings timely instituted which shall operate to prevent the collection or enforcement of the obligation contested, and provided that the Borrowers shall have set aside on their books appropriate reserves with respect thereto.

                              ARTICLE VI
                              ----------
                          NEGATIVE COVENANTS
                          ------------------

     So long as any portion of the Notes shall remain unpaid or the Bank shall have any obligation under this Agreement, the Borrowers and the Guarantors (where applicable) shall comply with the following negative covenants:

Section 6.01 Liens on or Assignments of Collateral

     The Borrowers will not create, incur, assume or suffer to exist any Lien upon or with respect to any of the Collateral now owned or hereafter acquired, except:

             a.     Liens in favor of the Bank;

             b. Liens for taxes or assessments or other government charges or levies if not yet due and payable or, if due and payable, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

             c. Liens imposed by law, such as mechanics, materialmen, landlords, warehousemen and carrier Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

             d. Liens under worker's compensation, unemployment insurance, social security, or similar legislation for sums which are not past due;

             e. Liens, deposits, or pledges to secure the performance of public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business; or

             f. Liens in favor of third parties which do not exceed $75,000.00 in the aggregate.

Section 6.02 Mergers, Etc.

     The Borrowers will not merge, engage in a share exchange, or consolidate with any other entity, or sell, assign, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of their assets at any time hereafter owned by the Borrowers to any Person, or acquire all or substantially all of the assets or the business of any Person, without the prior written consent of the Bank which shall not be unreasonably withheld.

Section 6.03 Advances or Loans to Insiders

     The Borrowers will not either lend funds or make other advances to shareholders or related entities, which in the aggregate would exceed $250,000.00, without the prior written consent of the Bank.

Section 6.04 Additional Debt

     The Borrowers will not borrow from third party lenders nor shall they guarantee any additional indebtedness which in the aggregate exceeds $150,000.00, without the prior written consent of the Bank.

                             ARTICLE VII
                             -----------
                EVENTS OF DEFAULT AND REMEDIES OF BANK
                --------------------------------------

Section 7.01 Events of Default

     Each of the following shall be an Event of Default under this
Agreement:

             a.     Payment Default.  The Borrowers fail to pay any
                    ---------------
installment of principal or interest on the Notes when due without notice from the Bank.

             b.     Other Defaults with Bank.  The occurrence of a default
                    ------------------------
under any other obligation or agreement of the Borrowers or the Guarantors to or with the Bank, whether now or hereafter arising and such default shall continue for a period of thirty (30) days after notice to the Borrowers or Guarantors from the Bank describing the nature of the default.

             c.     Breach of Warranty, Etc.  Any representation or
                    ------------------------
warranty made or deemed made by any of the Borrowers or the Guarantors in this Agreement, the Loan Documents, or in any other certificate, document, opinion, or financial or other statement furnished at any time under or in connection with any Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made.

             d.     Breach of Covenant.  Any of the Borrowers or the
                    ------------------
Guarantors fail to perform or observe any term, covenant or agreement on their part to be performed or observed contained in any Loan Document (other than a failure to pay any sum to the Bank when due) to which any of them is a party and such failure shall continue for a period of thirty (30) days after notice to either Borrowers or the Guarantors from the Bank describing the nature of the failure.

             e.     Bankruptcy/Insolvency.  Any of the Borrowers or the
                    ---------------------
Guarantors (i) are unable to, or admit in writing their inability to, pay their debts as such debts become due; or (ii) make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for them or a substantial part of their assets; or (iii) commence any proceeding under any bankruptcy; or (iv) have any such petition or application filed or any such proceeding commenced against them in which an order for relief is entered or adjudication or appointment is made and which remains undismissed for a period of sixty (60) days or more; or (v) by any act or omission indicate their consent to, approval of, or acquiescence in any such petition, application, or proceeding, or order for relief, or the appointment of a custodian, receiver, or trustee for all or any substantial part of their properties; or (vi) suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of sixty (60) days or more.

             f.     Defaults with Other Parties.  The occurrence of a
                    ---------------------------
default under any other obligation or agreement of the Borrowers with other third parties, including without limitation, agreements with William W. Davis, Jr., individually and as Trustee for Hannah D. Emig, which default would have a material adverse effect upon the financial condition of the Borrowers in the opinion of the Bank.

             g.     Termination of the Borrowers.  Any of the Borrowers
                    ----------------------------
(or any Person affiliated with any of them) take any action that is intended to result in the termination, dissolution or liquidation of either of the Borrowers.

Section 7.02 Remedies of Bank in the Event of Default

             a.     Acceleration, etc.  Upon the occurrence of any Event
                    ------------------
of Default set forth in section 7.01 hereof, the Bank may, by notice to the Borrowers: (i) declare its obligation to make Advances under this Agreement and the Notes terminated, whereupon the same shall forthwith terminate; (ii) declare the outstanding principal balance owing under the Notes, all interest thereon, and all other amounts payable under this Agreement or any Loan Document, or otherwise to be forthwith due and payable, whereupon the Notes, all such interest, and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrowers, without any action on the part of the Bank; (iii) avail itself of any and all remedies available to it in any of the Loan Documents, including, without limitation, appointment of receivers for the Collateral; and (iv) avail itself of any and all other or additional remedies available by law or in equity.

             b.     File Action.  Upon the occurrence of any Event of
                    -----------
Default, the Bank shall have the right to proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceedings either for specific performance of any covenant or condition contained in this

Agreement or in any of the other Loan Documents, or in aid of the exercise of any power granted in this Agreement or any of the other Loan Documents.

             c.     Use of Collateral.  Upon the occurrence of any Event
                    -----------------
of Default, the Borrowers' rights to use, sell, substitute, exchange or exercise any other rights relating to the Collateral and all proceeds thereof and income therefrom shall automatically terminate without notice and the Bank shall thereafter be entitled to take possession of, receive, sell, and collect same.

             d.     Waiver of Marshaling of Assets. The Borrowers waive
                    ------------------------------
any requirement of marshaling of assets and all other legal or equitable doctrines which might otherwise require the Bank to proceed against any Persons or any Collateral or any other property or with respect to any other rights in any particular order.

             e.     Sale of Collateral.  Upon the occurrence of any Event
                    ------------------
of Default, the Bank shall have the right to sell the Collateral at public or private sale, and shall have the right to bid upon and purchase the Collateral at any sale. The Bank shall have the right to deliver the Collateral to the buyer at any public or private sale. This includes the right to sell all of the common stock held by the Escrow Agent which is owned by Davis, Emig, Owens or Meyer provided that Davis, both individually and as Trustee for Emig, and the Bank agree to mutually acceptable terms for the sale of stock. In such event the Bank and Davis may direct the Escrow Agent to release said stock to either Davis or the Bank for the sole purpose of selling same.

             f.     No Waiver.  Upon the occurrence of any Event of
                    ---------
Default, the Bank may choose to exercise and enforce any of its rights or remedies, or decline to exercise and enforce any of its rights or remedies, at the Bank's sole discretion. The failure of the Bank to exercise and enforce any rights or remedies shall not prevent the Bank from thereafter exercising or enforcing any such rights or remedies, nor shall such failure release any Person or property with respect to which the Bank has any rights or remedies, or in any way limit or diminish Bank's rights with respect to any such property or Person.

             g.     Cumulative Rights.  All of the Bank's rights and
                    -----------------
remedies shall be cumulative to the greatest extent permitted by law, may be exercised successively or concurrently, from time to time, and shall be in addition to all of those rights and remedies afforded the Bank at law, or in equity, or in bankruptcy. Any exercise of any right or remedy shall not be deemed to be an election of that right or remedy to the exclusion of any other right or remedy.

             h.     Recovery.  The Bank shall be entitled to recover from
                    --------
the cumulative exercise of all remedies the sum of:

                    (i)   the outstanding principal amount of the Loan;

                    (ii) all accrued but unpaid interest with respect to the principal amount of the Loan;

                    (iii) any other amounts that either the Borrowers or Guarantors are required by this Agreement or the Loan Documents to pay to the Bank (for example, and without limitation, the reimbursement of reasonable expenses and legal fees, and late charges); and

                    (iv) any costs, expenses or damages which the Bank is otherwise permitted to recover by the terms of this Agreement, the other Loan Documents, or at law or equity.

             i.     Application of Payments.  All payments from the
                    -----------------------
Borrowers to the Bank under the Note or any of the other Loan Documents, and payments to the Bank from the sale or other disposition of Collateral, shall all be applied by the Bank as follows:

                    (i) to the payment of the costs and expenses of the Bank and the reasonable fees and expenses of its counsel in connection with the administration or enforcement of the Bank's rights and remedies against any of the Borrowers or the Guarantors, and the Collateral and sale or collection thereof;

                    (ii) to the payment in full of all indebtedness referred to hereunder and under the Loan Documents, applying such amounts first to accrued interest and then to principal; and

                    (iii) the balance, if any, to the Borrowers or to any third party entitled thereto.

             j.     Appointment of the Bank as Attorney-In-Fact.  The
                    -------------------------------------------
Borrowers hereby appoint the Bank as the Borrowers' attorney-in-fact upon the occurrence of any Event of Default for the purpose of dealing with the Collateral, including the collection and disposition of same. The powers vested in said attorney are, and shall be deemed to be, coupled with an interest and cannot be revoked.

                             ARTICLE VIII
                             ------------
                            MISCELLANEOUS
                            -------------

Section 8.01 Amendments, Etc.

     No amendment, modification, termination, or waiver of any provision of any Loan Document, nor consent to any departure by any of the Borrowers or the Guarantors from any Loan Document to which any of them is a party, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 8.02 Notices, Etc.

     All notices required or provided for in this Agreement or under any of the other Loan Documents shall be made in writing and delivered either (i) personally, (ii) via certified mail with return receipt requested, (iii) by Federal Express or other nationally recognized, overnight courier service, or (iv) by facsimile, with the original by United States, first class, postage prepaid mail, to the party to whom directed at the addresses and facsimile numbers set forth below, or to such other addresses and numbers as may be designated by any party by the giving of notice of a change in its address or facsimile number as provided for herein. All notices given as provided for herein, other than by way of certified mail, shall be deemed effective upon personal delivery, the next business day after delivery to the overnight courier service or upon being faxed, as applicable. Notice given by way of certified mail shall be deemed effective upon receipt or refusal of receipt thereof. The addresses and facsimile numbers for notice to the parties hereto are as follows:

     If to the Borrowers:        3201 Nicholasville Road
                                 Lexington, KY  40512-4032
                                 Facsimile: (606) 245-2550

     If to John Robert Owens:    1905 Lakes Edge Drive
                                 Lexington, KY  40502

     If to D. Richard Meyer:     912 Witthuhn Way
                                 Lexington, KY  40503

     with a copy to the
     Borrowers' and
     Guarantors' counsel:        Robert M. Beck, Jr., Esq.
                                 Stites & Harbison
                                 2300 Lexington Financial Center
                                 Lexington, KY 40507
                                 Facsimile: (606) 253-9144

                                 Richard E. Vimont, Esq.
                                 Vimont & Wills, PLLC
                                 155 East Main Street, Suite 300
                                 Lexington, KY 40507-1317
                                 Facsimile: (606) 259-2927

     If to the Bank:             Robert Heiple
                                 Bank One, Kentucky, NA
                                 201 East Main Street
                                 Lexington, KY  40507-2002
                                 Facsimile: (606) 231-2732

     with a copy to the Bank's
     counsel at:                 Harvie B. Wilkinson
                                 Stoll, Keenon & Park, LLP
                                 201 East Main Street, Suite 1000
                                 Lexington, KY  40507-1380
                                 Facsimile: (606) 253-1093

Section 8.03 No Waiver; Remedies

     No failure on the part of the Bank to exercise, and no delay in exercising, any right, power, or remedy under any Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Documents preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law or in equity.

Section 8.04 Successor and Assigns

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither the Borrowers nor the Guarantors may assign or transfer any of their rights under any Loan Document to which they are a party without the prior written consent of the Bank.

Section 8.05 Costs, Expenses and Taxes

     The Borrowers agree to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery, filing, recording and administration of any and all of the Loan Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank, and all costs and expenses, if any, in connection with the enforcement of any of the Loan Documents. In addition, the Borrowers shall pay any and all fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of any of the Loan Documents and the other documents to be delivered under any such Loan Documents. The Borrowers shall further pay all of the foregoing reasonable costs, including reasonable attorney fees, associated with modification of the Loan Documents, and preparation and recording of additional Loan Documents.

Section 8.06 Right of Set Off

     Upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, without notice to the Borrowers (any such notice being expressly waived), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrowers against any and all of the obligations of the Borrowers, now or hereafter existing under this Agreement or the Notes or any other Loan Document, irrespective of whether or not the Bank shall have made any demand under this Agreement or the Notes or such other Loan Document and although such obligations may be unmatured. The Bank agrees promptly to notify the Borrowers after any such set off and application, provided that the failure to give such notice shall not affect the validity of such set off and application. The rights of the Bank under this Section 8.06 are in addition to other rights and remedies (including, without limitation, other rights of set off) which the Bank may have.

Section 8.07 Waiver of Jury Trial

     THE BANK, THE BORROWERS AND THE GUARANTORS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE BANK, THE BORROWERS OR THE GUARANTORS. THE BORROWERS AND THE GUARANTORS ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

Section 8.08 Governing Law; Entire Agreement; Interpretation and
Counterparts

     The substantive laws of the Commonwealth of Kentucky (without regard to provisions governing conflicts of laws) shall govern the construction of this Agreement, the Notes and each other Loan Document and the rights and remedies of the parties thereto, except to the extent that the laws of any applicable state shall govern the creation or perfection of the lien or security interest in Collateral located in such applicable state, the enforcement of the Bank's rights to such property and/or the realization of Bank's rights in such property as security for the Loan Obligations. Except as otherwise provided herein, this Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto. This Agreement may be executed in one or more counterparts, each of which shall be a duplicate original, but all of which shall constitute the same agreement. In the event of any conflict between any other Loan Document and the terms of this Agreement, the terms of this Agreement shall be deemed to govern any such conflict. To the extent any other Loan Document is not directly in conflict with the provisions hereof or can be reasonably construed in such a way as to be consistent with the terms of this Agreement, the terms of such other instrument or document shall govern.

Section 8.09 Severability of Provisions

     Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 8.10 Headings

     Article and Section headings in the Loan Documents are included in such Loan Documents for the convenience of reference only and shall not constitute a part of the applicable Loan Documents for any other purpose.

Section 8.11 Jurisdiction and Venue

     The parties agree that the sole proper venue for the determination of any litigation commenced by either the Borrowers or the Guarantors against the Bank on any basis shall be in a court of competent jurisdiction which is located in Fayette County, Kentucky, and the parties hereby expressly declare that any other venue shall be improper and the Borrowers and the Guarantors expressly waive any right to a determination of any such litigation against the Bank by a court in any other venue. The Borrowers and the Guarantors further agree that service of process by any judicial officer or by registered or certified U.S. mail, as specified in Section 8.02 on Notices, shall establish personal jurisdiction over the Borrowers and the Guarantors, and the Borrowers and the Guarantors waive any rights under the laws of any state to object to jurisdiction within the Commonwealth of Kentucky.
The Borrowers and the Guarantors acknowledge that this Agreement was negotiated, executed and delivered in the Commonwealth of Kentucky and shall be governed and construed in accordance with the laws thereof. Provided, however, nothing contained in this Section 8.11 shall prevent the Bank from bringing any action or exercising any rights against any security or against the Borrowers or the Guarantors personally, and any of their property, within any other state. Initiating such proceedings or taking such action in any other state shall in no event constitute a waiver of the agreement contained herein that the laws of the Commonwealth of Kentucky shall govern the rights and obligations of the parties hereunder or of the submission herein made by each Borrower and Guarantor to personal jurisdiction within the Commonwealth of Kentucky. The aforesaid means of obtaining personal jurisdiction and perfecting service of process are not intended to be exclusive, but are cumulative and in addition to all other means of obtaining personal jurisdiction and perfecting service of the laws of the Commonwealth of Kentucky or by any other state in an action brought by Bank in such state.

Section 8.12 No Third Party Beneficiaries

     All conditions on the obligations of any party hereunder, including the obligation of the Bank to make Advances, are imposed solely and exclusively for the benefit of the other parties thereto and the Bank's successors and assigns and any permitted assigns of the Borrowers. No other Person, including any shareholder, officer or director of either Borrower, shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Bank will refuse or decline to make Advances in the absence of strict compliance with any or all thereof, and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by the respective party to whom the performance of any such condition shall run at any time if in the sole discretion of such party it deems it desirable to do so, or if it fails to do so for any other reason.

Section 8.13 No Agency

     The Bank is not the agent or representative of any of the Borrowers or the Guarantors, and neither the Borrowers nor the Guarantors are the agents or representatives of the Bank, and nothing in this Agreement shall be construed to make the Bank liable to anyone for goods delivered to or services performed with respect to the Collateral or for debts or claims accruing against either the Borrowers or the Guarantors. Nothing herein, nor the acts of the parties hereto, shall be construed to create a partnership or joint venture between the Bank and the Borrowers or Guarantors or any other relationship except as creditor, debtor, and guarantor.

Section 8.14 Bank's Performance of the Borrowers' Covenants and Duties

     Should any of the Borrowers fail to perform any of their covenants, duties and agreements in accordance with the terms hereof and an Event of Default shall thereby result, the Bank may, at its election and at the Borrowers' expense, perform or attempt to perform such covenant, duty or agreement on behalf of the Borrowers, but in no event shall the Bank have any obligation to do so. The Borrowers shall, at the request of the Bank, promptly pay, upon demand, any reasonable amount expended by the Bank in such performance or attempted performance to the Bank at the Lexington Office, together with interest thereon at the default rate under the Notes from the date such amount was requested by the Bank to be paid until paid; provided that the Bank does not assume and shall never have, except by a subsequent, express written undertaking of the Bank, any liability for the performance of any duties of the Borrower under or in connection with all or any part of the Collateral. The Bank shall be subrogated to all rights, titles, Liens and security interests securing the payment of any debt, claim, tax or assessment for the payment of which the Bank may make an advance or that the Bank may pay.

Section 8.15 Course of Dealing; Waiver

     No course of dealing in respect of, or any omission or delay in the exercise of, any right, power, remedy or privilege by the Bank shall operate as a waiver thereof, nor shall any right, power, remedy or privilege of the Bank be exclusive of any other right, power, remedy or privilege referred to herein or in any related document or now or hereafter available at law, in equity, in bankruptcy, by statute or otherwise. Each such right, power, remedy or privilege may be exercised by the Bank, either independently or concurrently with others, and as often and in such order as the Bank may deem expedient. No waiver or consent granted by the Bank with respect to this Agreement, the indebtedness or any Loan Document or related writing shall be binding upon the Bank, unless specifically granted in writing by a duly authorized officer of the Bank, which writing shall be strictly construed.

Section 8.16 Absence of Oral Representations

     The Borrowers and the Guarantors each represent and warrant that no promises, assurances or commitments have been made to them by the Bank or have been relied on by them regarding any extension, renewal or future financing, they understand and agree that the Bank is entitled to enforce this Agreement, the Notes and all other Loan Documents strictly in accordance with their terms, and any commitment or obligation to extend or renew any financing or provide additional financing shall not be binding on Bank, except to the extent contained in a writing signed by every Person who is to be bound thereby. The Borrowers and the Guarantors further acknowledge that (i) the Bank does not presently anticipate renewing, extending or further modifying the financing referenced in this Agreement, and (ii) the Bank anticipates the Notes will be fully paid in accordance with their terms on or before maturity. The Borrowers and the Guarantors each agree and represent to the Bank (which representation the Borrowers and the Guarantors acknowledge the Bank is relying on in executing this Agreement) that they will not rely on any (i) commitment or future financing, including, but not limited to, renewals,



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
extensions and modifications, unless signed in writing by the Bank, and
(ii) waiver of any right existing at any time, and from time to time, either now or in the future, except to the extent evidenced by a writing signed by the person effecting such waiver.

Section 8.17 Indemnity

     The Borrowers and the Guarantors shall indemnify the Bank from and hold the Bank harmless against any loss suffered or liability incurred by the Bank on account of any damage to the person or property of the parties hereto or to third parties by reason of the operation of the Borrowers' business, or otherwise arising out of or connected to the conduct of the Borrowers or the Guarantors, their officers, directors, employees or agents, in connection with any matters which are the subject of this Agreement.

Section 8.18 Arbitration

     The Borrowers, the Guarantors and the Bank agree that upon the written demand of either party, whether made before or after the institution of any legal proceedings, but prior to the rendering of any judgment in that proceeding, all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from the Notes, any Loan Documents or otherwise, including without limitation contract disputes and tort claims, shall be resolved by binding arbitration pursuant to the Commercial Rules of the American Arbitration Association. Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in the city nearest the Borrower's address having an AAA regional office, or at any other place selected by mutual agreement of the parties. No act to take or dispose of any Collateral shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This arbitration provision shall not limit the right of either party during any dispute, claim or controversy to seek, use and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code or when applicable, a judgment by confession of judgment. Any disputes, claims or controversies concerning the lawfulness or reasonableness of an act, or exercise of any right or remedy concerning any Collateral, including any claim to rescind, reform or otherwise modify any agreement relating to the Collateral, shall also be arbitrated; provided, however, that no arbitrator shall have the right or the power to enjoin or restrain any act of either party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this arbitration provision shall preclude either party from seeking equitable relief from a court of competent jurisdiction. The status of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision.




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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                            EQUITY INSURANCE MANAGERS, INC.

                            BY: /s/ John R. Owens
                               ----------------------------------------

                            TITLE: President
                                  -------------------------------------


                            EQUITY UNDERWRITING GROUP, INC.

                            BY: /s/ John R. Owens
                               ----------------------------------------

                            TITLE: President
                                  -------------------------------------


                            21ST CENTURY CLAIM SERVICE, INC.

                            BY: /s/ John R. Owens
                               ----------------------------------------

                            TITLE: Secretary/Treasurer
                                  -------------------------------------


                            /s/ John R. Owens
                            -------------------------------------------
                            JOHN ROBERT OWENS


                            /s/ D. Richard Meyer
                            -------------------------------------------
                            D. RICHARD MEYER


                            BANK ONE, KENTUCKY, NA

                            BY: /s/ R. J. Heiple
                               ----------------------------------------

                            TITLE: Executive Vice President
                                  -------------------------------------




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